Exhibit 99.1

Foldera Adds TechCrunch Editor and Web 2.0 Authority J. Michael Arrington to Board of Directors

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)—June 16, 2006--Foldera, Inc. (OTCBB: FDRA - News), the only free, open and easy-to-use web-based Organizer and Messaging/Collaboration service, today announced that J. Michael Arrington, the well known author of one of the world’s most popular and influential Web 2.0 Technology Blogs, TechCrunch, has accepted an invitation to join Foldera’s Board of Directors.

“We are simply delighted that Michael has accepted our request,” said Richard Lusk, Foldera’s Founder and CEO. “For Foldera, this is a tremendous compliment as well as more validation that what we’re doing is innovative, on target and important. Michael literally sees hundreds of companies a month - he’s probably seen over a thousand new Web 2.0 start-ups since he began writing TechCrunch about 18 months ago. No one is more focused on this space; no one has been exposed to as many ideas as he has.”

For his part, Arrington states, “The first time I saw Foldera when Richard and Foldera’s SVP and Chief Mobility Officer, Oliver Starr, came up to Atherton to give me a demo I could see it was something special. So many Web 2.0 applications can be built by a couple of talented guys in a few months or less, whereas Foldera - even six months ago - was obviously the product of a massive and sustained development effort. I was shocked that something as big as Foldera managed to stay in ‘stealth mode’ so long and so effectively that even I didn’t know about it.”

Prior to his involvement with TechCrunch, Mr. Arrington was CEO of Pool.com, an operation that arranges the buying and selling of web domains. Previously, he served as COO of RazorGator, a leading secondary ticketing distributor, and as Vice President, Operations for London-based Global Name Registry Ltd., with responsibility for the sales, marketing, business development, product and legal groups. He is a graduate of Claremont McKenna College and Stanford Law School.

About Foldera(TM), Inc.

Foldera(TM) is the free, secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, instant messaging, document manager, task manager, calendar, contact manager and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, instant message dialogs, documents, tasks and events into folders, on a project-by-project basis, chronologically and in real-time.

Foldera's proprietary technology differs from competing collaboration products in a number of important ways:

•	Easier and faster to set-up and use

•	Organizes activities, teams and information automatically

•	Enables participants to communicate specifically in the context of each project and activity

•	Archives everything instantly

•	Notifies all participants of changes automatically and at the same time

•	Secures critical information instantly

•	Accessible remotely from a single centralized location on the Web

•	Enables participants to manage multiple projects, teams and information from one interface

•	No hardware or software to buy or maintain

•	Free to users

Foldera expects to generate revenues from the sale of premium services such as extra data storage and from embedded search and contextual advertising. Founded in 2001, Foldera is a publicly traded company (OTCBB: FDRA - News) headquartered in Huntington Beach, California.

For more information or to sign up for service, visit http://www.foldera.com

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	our ability to finance our activities and maintain our financial liquidity;

•	unexpected resistance to the adoption of our product offering;

•	changes in consumer preferences or trends;

•	competitive offerings; and

•	our ability to develop a strong brand identity.

Contact:
Financial Communications:
Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6067
paul@trilogy-capital.com

Source: Foldera, Inc.